EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-89024) pertaining to Netflix.com, Inc. 1997 Stock Plan, as amended, Netflix, Inc. 2002 Stock Plan, Netflix, Inc. 2002 Employee Stock Purchase Plan, and Netflix.com, Inc. Stand-Alone Stock Option Agreements,

(2)Registration Statement (Form S-8 No. 333-104250) pertaining to Netflix, Inc. 2002 Stock Plan and Netflix, Inc. 2002 Employee Stock Purchase Plan,

(3)Registration Statement (Form S-8 No. 333-113198) pertaining to Netflix, Inc. 2002 Stock Plan and Netflix, Inc. 2002 Employee Stock Purchase Plan,

(4)Registration Statement (Form S-8 No. 333-123501) pertaining to Netflix, Inc. 2002 Stock Plan and Netflix, Inc. 2002 Employee Stock Purchase Plan,

(5)Registration Statement (Form S-8 No. 333-136403) pertaining to Netflix, Inc. Amended and Restated 2002 Stock Plan and Netflix, Inc. 2002 Employee Stock Purchase Plan,

(6)Registration Statement (Form S-8 No. 333-145147) pertaining to Netflix, Inc. 2002 Employee Stock Purchase Plan,

(7)Registration Statement (Form S-8 No. 333-160946) pertaining to Netflix, Inc. 2002 Employee Stock Purchase Plan,

(8)Registration Statement (Form S-8 No. 333-177561) pertaining to Netflix, Inc. 2011 Stock Plan,

(9)Registration Statement (Form S-8 No. 333-239465) pertaining to Netflix, Inc. 2020 Stock Plan, and

(10)Registration Statement (Form S-8 No. 333-239468) pertaining to Netflix, Inc. Post-Effective Amendment No.1 for the 2011 Stock Plan and the 2020 Stock Plan

of our reports dated January 26, 2023, with respect to the consolidated financial statements of Netflix, Inc. and the effectiveness of internal control over financial reporting of Netflix, Inc. included in this Annual Report (Form 10-K) of Netflix, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
San Jose, California
January 26, 2023